UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2005 (March 8, 2005)

Revlon Consumer Products Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	33-59650	13-3662953
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

237 Park Avenue New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

(212) 527-4000
(Registrant's telephone number, including area code)

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

On March 8, 2005, Revlon Consumer Products Corporation ("RCPC"), a wholly-owned subsidiary of Revlon, Inc., issued a press release announcing that it intends to privately place $205 million in aggregate principal amount of senior notes due 2011. The offering is expected to be consummated in March 2005, subject to market and other customary conditions. There can be no assurances that any such offering will be consummated.

The net proceeds from the private placement are expected to be used by RCPC (i) to retire all of the $116.2 million aggregate principal amount outstanding of its 8 1/8% Senior Notes due 2006 and all of the $75.5 million aggregate principal amount outstanding of its 9% Senior Notes due 2006 and (ii) to pay related fees and expenses, including accrued interest and the applicable premium on such notes, and any remaining balance will be available for general corporate purposes.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits.

(c) Exhibits
Exhibit No.	Description
Exhibit 99.1	Press Release, dated March 8, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVLON CONSUMER PRODUCTS CORPORATION
By: /s/ Robert K. Kretzman Robert K. Kretzman Executive Vice President, Chief Legal Officer, General Counsel and Secretary

Date: March 8, 2005

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated March 8, 2005